Exhibit 10.2

THIRD AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (the “Amendment”) is made and entered into as of December 10, 2020 by and between Soligenix, Inc., a Delaware corporation having a place of business at 29 Emmons Drive, Suite B-10, Princeton, NJ 08540 (the “Corporation”), and Christopher J. Schaber, Ph.D. (the “Employee”).

RECITALS

WHEREAS, the Corporation and the Employee are parties to that certain Employment Agreement dated December 27, 2007, as amended by that certain First Amendment to Employment Agreement dated July 12, 2011 and that certain Second Amendment to Employment Agreement dated January 2, 2020 (as amended, the “Employment Agreement”), pursuant to which the Corporation employs the Employee as President and Chief Executive Officer; and

WHEREAS, the Corporation and the Employee desire to further amend the Employment Agreement in accordance with the terms thereof and upon the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and the Employee hereby agree as follows:

I.	AMENDMENT OF EMPLOYMENT AGREEMENT

1. Section 7(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(c) Upon termination by the Corporation without Just Cause or pursuant to subparagraphs (i), (ii) or (iv) of paragraph 7(a) of the Employment Agreement, then (i) the term of the Employment Agreement as set forth in Section 2 thereof shall be deemed to have been terminated as of such date, and (ii) the Corporation shall pay the Employee: (a) salary for the Serveance Period (as defined below), (b) a pro rata bonus calculated by the average of Employee’s prior two year’s annual bonuses, if any, and based on the number of months that Employee was employed during the year in which Employee’s employment was terminated, and (c) any vacation accrued but not taken, payable upon the normal payroll periods of the Corporation with such payments to begin on the first payroll period following Employee’s termination of employment. For purposes hereof, Severance Period shall mean (i) 12 months in the case of termination by the Corporation without Just Cause or pursuant to subparagraphs (i) or (ii) of paragraph 7(a) of the Employment Agreement; and (ii) 18 months in the case of a termination by the Corporation pursuant to subparagraph (iv) of paragraph 7(a) of the Employment Agreement. Notwithstanding anything herein to the contrary, each payment made during the Severance Period shall be deemed to be a separate payment within the meaning of Section 409(a) of the Code and the regulations thereunder. Health benefits and life insurance will also be maintained for Employee (or his dependents in the event of termination pursuant to subparagraph (i)) by the Corporation during the Severance Period. No unvested options shall vest beyond the termination date, except where previously noted in Section 3(b) of the Employment Agreement or at the discretion of the administrators of the Corporation’s equity compensation plans.

II.	OTHER PROVISIONS INCORPORATED AND UNCHANGED

All other provisions of the Employment Agreement are incorporated herein and shall remain in full force and effect, including, but not limited to, capitalized terms that are not otherwise defined herein.

III.	EFFECT OF AMENDMENT

The amendments to the Employment Agreement made hereby shall be effective as of the date hereof.

IV.	ENTIRE AGREEMENT MODIFICATION

The Employment Agreement, as amended hereby, contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter hereof which are not set forth herein. No modification hereof shall be valid unless made in writing and signed by the parties hereto.

V.	GOVERNING LAW

This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey without regard to principles of conflict of laws.

VI.	COUNTERPARTS

This Amendment may be executed in counterparts, each of which shall, when executed and delivered, constitute an original of this Amendment, but all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any other electronic signature, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year above written.

SOLIGENIX, INC.

By:	/s/ Jonathan L. Guarino
Jonathan L. Guarino, CPA
Chief Financial Officer, Senior Vice President, and Corporate Secretary

EMPLOYEE:

By:	/s/ Christopher J. Schaber
Christopher J. Schaber, PhD

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